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                                  Exhibit 99.4

                                CRAIG CORPORATION

                             NOTICE OF ELECTION AND
                         DESIGNATION OF ASSUMED OPTIONS

     Please complete the information requested below for each outstanding Craig Corporation stock option you own. Citadel Holding Corporation will assume your Craig stock options as part of the consolidation of Citadel, Craig and Reading Entertainment, Inc. described in the accompanying joint proxy statement/prospectus.

     Name and Address:__________________________________________

                      __________________________________________

     Office Telephone:__________________________________________

     Home Telephone:____________________________________________

     Social Security Number:____________________________________

     I hereby certify that I own the following Craig stock options, and understand that they will be assumed by Citadel and that my surrendered Craig stock options will be cancelled and that I will receive replacement options to purchase shares of Citadel common stock, all on the terms described in the joint proxy statement/prospectus:

                                       Option # 1      Option # 2    Option # 3


Option Grant Date: ................      ______          ______         ______

Number of Unexercised Shares.......      ______          ______         ______

Exercise Price: ...................      ______          ______         ______

ISO or NSO: .......................      ______          ______         ______


     I hereby elect that my assumed options be exercisable for the purchase of either Citadel voting common stock (indicate "Voting") or nonvoting common stock (indicate "Nonvoting") as follows:

                                       Option # 1      Option # 2    Option # 3

                                        ______           ______         ______

     NOTE - IF THIS NOTICE IS NOT RETURNED TO CITADEL ON OR BEFORE       , 2001,
OR IF NO CHOICE IS SPECIFIED, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE OPTIONS TO PURCHASE CITADEL NONVOTING COMMON STOCK.

     I HEREBY ACKNOWLEDGE RECEIPT OF CITADEL'S JOINT PROSPECTUS/PROXY STATEMENT AND ENCLOSURES. BY SIGNING THIS NOTICE, I HEREBY AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF CITADEL'S ASSUMPTION OF MY CRAIG OPTIONS ON THE TERMS SET FORTH IN THE CONSOLIDATION AGREEMENT ATTACHED AS APPENDIX A TO THE JOINT PROXY STATEMENT/PROSPECTUS.


                               _____________________________________________
                               Print Your Name)

                               _____________________________________________
                               Signature

                               _____________________________________________
                               Date Signed